Exhibit 7.1

P08000011290

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Office Use Only

700322053987

01/02/19--01036--007 **70.00

FILED
19 JAN -2 PM 6:07
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

JAN 14 2019

S. YOUNG

COVER LETTER

TO: Amendment Section
Division of Corporations

SUBJECT: Music of Your Life, Inc.
Name of Surviving Corporation

The enclosed Articles of Merger and fee are submitted for filing.

Please return all correspondence concerning this matter to following:

Marc Angell
Contact Person

Music of Your Life, Inc.
Firm/Company

3225 McLeod Drive, Suite 100 Las Vegas, Nevada
Address

Las Vegas, Nevada 89121
City/State and Zip Code

E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Marc Angell At (800) 351-3021
Name of Contact Person — Area Code & Daytime Telephone Number

☐ Certified copy (optional) $8.75 **(Please send an additional copy of your document if a certified copy is requested)**

STREET ADDRESS:
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, Florida 32301

MAILING ADDRESS:
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, Florida 32314

ARTICLES OF MERGER

(Profit Corporations)

The following articles of merger are submitted in accordance with the Florida Business Corporation Act, pursuant to section 607.1105, Florida Statutes.

First: The name and jurisdiction of the **surviving** corporation:

Name	Jurisdiction	Document Number (If known/ applicable)
Music of Your Life, Inc.	Florida	P08000011290

Second: The name and jurisdiction of each **merging** corporation:

Name	Jurisdiction	Document Number (If known/ applicable)
The Marquie Group, Inc.	Utah	10934815-0142

FILED 19 JAN -2 PM 6:0
TALLAHASSEE, FLORIDA

Third: The Plan of Merger is attached.

Fourth: The merger shall become effective on the date the Articles of Merger are filed with the Florida Department of State.

OR ______/______/______ (Enter a specific date. NOTE: An effective date cannot be prior to the date of filing or more than 90 days after merger file date.)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Fifth: Adoption of Merger by **surviving** corporation - **(COMPLETE ONLY ONE STATEMENT)**
The Plan of Merger was adopted by the shareholders of the surviving corporation on ____________________.

The Plan of Merger was adopted by the board of directors of the surviving corporation on 08/13/2018 and shareholder approval was not required.

Sixth: Adoption of Merger by **merging** corporation(s) **(COMPLETE ONLY ONE STATEMENT)**
The Plan of Merger was adopted by the shareholders of the merging corporation(s) on ____________________.

The Plan of Merger was adopted by the board of directors of the merging corporation(s) on 08/13/2018 and shareholder approval was not required.

(Attach additional sheets if necessary)

Seventh: SIGNATURES FOR EACH CORPORATION

Name of Corporation	Signature of an Officer or Director	Typed or Printed Name of Individual & Title
Music of Your Life, Inc.		Marc Angell, Chief Executive Office
The Marquie Group, Inc.		Jacquie Angell, President

PLAN OF MERGER
(Non Subsidiaries)

The following plan of merger is submitted in compliance with section 607.1101, Florida Statutes, and in accordance with the laws of any other applicable jurisdiction of incorporation.

First: The name and jurisdiction of the **surviving** corporation:

Name	Jurisdiction
Music of Your Life, Inc.	Florida

Second: The name and jurisdiction of each **merging** corporation:

Name	Jurisdiction
The Marquie Group, Inc.	Utah

Third: The terms and conditions of the merger are as follows:

Music of Your Life, Inc. (the "Company") entered into a Merger Agreement (the "Merger Agreement") by and among the Company, and The Marquie Group, Inc., a Utah corporation ("TMG"), pursuant to which, the Company merged with TMG. The Company is the surviving corporation. Each shareholder of TMG will receive one (1) share of common stock of the Company for every one (1) share of TMG common stock held as of the date of the Merger Agreement. In accordance with the terms of the merger agreement, all of the shares of TMG held by TMG shareholders were cancelled.

Fourth: The manner and basis of converting the shares of each corporation into shares, obligations, or other securities of the surviving corporation or any other corporation or, in whole or in part, into cash or other property and the manner and basis of converting rights to acquire shares of each corporation into rights to acquire shares, obligations, or other securities of the surviving or any other corporation or, in whole or in part, into cash or other property are as follows:

(Attach additional sheets if necessary)

THE FOLLOWING MAY BE SET FORTH IF APPLICABLE:

Amendments to the articles of incorporation of the surviving corporation are indicated below or attached:

OR

Restated articles are attached:

Other provisions relating to the merger are as follows:

PLAN OF MERGER

(Merger of subsidiary corporation(s))

The following plan of merger is submitted in compliance with section 607.1104, Florida Statutes, and in accordance with the laws of any other applicable jurisdiction of incorporation.

The name and jurisdiction of the **parent** corporation owning at least 80 percent of the outstanding shares of each class of the subsidiary corporation:

Name	Jurisdiction
______________________________	______________________________

The name and jurisdiction of each **subsidiary** corporation:

Name	Jurisdiction
______________________________	______________________________
______________________________	______________________________
______________________________	______________________________
______________________________	______________________________
______________________________	______________________________

The manner and basis of converting the shares of the subsidiary or parent into shares, obligations, or other securities of the parent or any other corporation or, in whole or in part, into cash or other property, and the manner and basis of converting rights to acquire shares of each corporation into rights to acquire shares, obligations, and other securities of the surviving or any other corporation or, in whole or in part, into cash or other property are as follows:

(Attach additional sheets if necessary)

If the merger is between the parent and a subsidiary corporation and the parent is not the surviving corporation, a provision for the pro rata issuance of shares of the subsidiary to the holders of the shares of the parent corporation upon surrender of any certificates is as follows:

If applicable, shareholders of the subsidiary corporations, who, except for the applicability of section 607.1104, Florida Statutes, would be entitled to vote and who dissent from the merger pursuant to section 607.1321, Florida Statutes, may be entitled, if they comply with the provisions of chapter 607 regarding appraisal rights of dissenting shareholders, to be paid the fair value of their shares.

Other provisions relating to the merger are as follows:

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger is entered into between Music of Your Life, Inc., a Florida corporation (herein "Surviving Corporation") and The Marquie Group, Inc., a Utah Corporation (herein "Merging Corporation").

1. Merging Corporation shall be merged into Surviving Corporation.

2. Each outstanding share of Merging Corporation shall be converted into 1 share of Surviving Corporation.

3. The outstanding shares of Surviving Corporation shall remain outstanding and are not affected by the merger.

4. The total issued and outstanding capital stock of the Merging Corporation is comprised of 40,000,002 shares of common stock. The agreement of Merger was approved by a vote of 100% of all shares of the Merging Corporation's capital stock entitled to vote, which vote is sufficient for the approval of the agreement of merger.

5. Merging Corporation shall from time to time, as and when requested by Surviving Corporation, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this merger.

6. The effect of the merger and the effective date of the merger are as prescribed by law.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, to be effective as of the 13th day of August, 2018.

Music of Your Life, Inc. (a Nevada Corporation)

Marc Angell
Chief Executive Officer

The Marquie Group, Inc. (a Utah Corporation)

Jacquie Angell
President

CERTIFICATE OF MERGER
OF
THE MARQUIE GROUP, INC.
(A UTAH CORPORATION)

Jacquie Angell, President and Secretary of The Marquie Group, Inc., a Utah corporation (the "Corporation"), hereby certifies that:

1. She is the President and Secretary of the Corporation.

2. The Corporation and Music of Your Life, Inc., a Florida corporation (the "Acquiring Company") have entered into an Agreement of Merger dated August 13, 2018 ("Merger Agreement"). The Merger Agreement provides for the merger of the Corporation with and into the Acquiring Company.

3. The Corporation has authorized two classes of capital stock. As of the date the Merger Agreement was approved, there are no shares of preferred stock issued and outstanding, and 40,000,002 shares of common stock issued and outstanding.

4. The Merger Agreement was approved by holders of 100% of the outstanding voting rights of the Corporation.

5. The principal terms of the Merger Agreement were approved by the Corporation's Board of Directors and by the vote of a number of shares of each class of the Corporation's stock which equaled or exceeded the vote required.

We further declare under penalty of perjury under the laws of the State of Utah that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: August 13, 2018

MUSIC OF YOUR LIFE, INC. (A Florida Corporation)

Marc Angell
Chief Executive Officer

THE MARQUIE GROUP, INC. (a Utah Corporation)

Jacquie Angell
President